BRIAN L. DAVIDOFF (SBN 102654)
BDavidoff@GreenbergGlusker.com
KEITH PATRICK BANNER (SBN 259502)
KBanner@GreenbergGlusker.com
GREENBERG GLUSKER FIELDS CLAMAN
& MACHTINGER LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067-4590
Telephone: 310.553.3610
Fax: 310.553.0687

Attorneys for Reorganized Debtor

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re: IMAGING3, INC., Reorganized Debtor.	Case No. 2:12-bk-41206-NB Chapter 11 **EX PARTE MOTION FOR CONTINUANCE OF POST-CONFIRMATION STATUS CONFERENCE** <u>Currently Set Date</u> Date: January 10, 2017 Time: 1:00 p.m. Place: Courtroom 1545 255 E. Temple Street Los Angeles, CA 90012 <u>Requested Continued Date</u> Date: January 31, 2017 Time: 1:00 p.m. Place: Courtroom 1545 255 E. Temple Street Los Angeles, CA 90012

TO THE HONORABLE NEIL W. BASON, UNITED STATES BANKRUPTCY JUDGE, THE OFFICE OF THE UNITED STATES TRUSTEE, ALL PARTIES ENTITLED TO NOTICE AND THEIR RESPECTIVE COUNSEL:

The Post-Confirmation Status Conference ("Status Conference") in this case is scheduled for the above-mentioned time and place. As described to the Court at the prior Status Conference on November 29, 2016, it was the intention of Imaging3, Inc. ("Reorganized Debtor") to file a request for a final decree in time for hearing at the upcoming Status Conference. However, it took longer to negotiate certain agreements to put the Reorganized Debtor in a position where it was ready to file a motion for a final decree.

Concurrently herewith the Reorganized Debtor has filed a Motion for Entry of a Final Decree and for Approval of the Agreement on Treatment of the Administrative Claims of Greenberg Glusker Fields Claman & Machtinger LLP and The Mentor Group [Docket No. 599] ("Motion for Final Decree") which is scheduled to be heard on January 31, 2017 at 1:00 p.m.

The Reorganized Debtor therefore respectfully requests that the currently scheduled Status Conference currently set for the above-mentioned date and time be continued to January 31, 2017 at 1:00 p.m. to be heard concurrently with the Motion for Final Decree.

Respectfully submitted,

DATED: January 6, 2016

GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP

By: */s/ Brian L. Davidoff*
BRIAN L. DAVIDOFF
KEITH PATRICK BANNER
Attorneys for Reorganized Debtor

GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP
1900 Avenue of the Stars, 21st Floor
Los Angeles, California 90067-4590

PROOF OF SERVICE OF DOCUMENT

I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is:
1900 Avenue of the Stars, 21st Floor, Los Angeles, CA 90067

A true and correct copy of the foregoing document entitled (*specify*): **EX PARTE MOTION FOR CONTINUANCE OF POST-CONFIRMATION STATUS CONFERENCE** will be served or was served **(a)** on the judge in chambers in the form and manner required by LBR 5005-2(d); and **(b)** in the manner stated below:

1. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (NEF): Pursuant to controlling General Orders and LBR, the foregoing document will be served by the court via NEF and hyperlink to the document. On (*date*) January 6, 2017, I checked the CM/ECF docket for this bankruptcy case or adversary proceeding and determined that the following persons are on the Electronic Mail Notice List to receive NEF transmission at the email addresses stated below:

☒ Service information continued on attached page

2. SERVED BY UNITED STATES MAIL:
On (*date*) January 6, 2017, I served the following persons and/or entities at the last known addresses in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States mail, first class, postage prepaid, and addressed as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.

☒ Service information continued on attached page

3. SERVED BY PERSONAL DELIVERY, OVERNIGHT MAIL, FACSIMILE TRANSMISSION OR EMAIL (state method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on (*date*) January 6, 2017, I served the following persons and/or entities by personal delivery, overnight mail service, or (for those who consented in writing to such service method), by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that personal delivery on, or overnight mail to, the judge will be completed no later than 24 hours after the document is filed.

BY PERSONAL DELIVERY
Honorable Neil W. Bason
United States Bankruptcy Court
Central District of California
Edward R. Roybal Federal Building and Courthouse
255 E. Temple Street, Ste. 1552
Los Angeles, CA 90012

☐ Service information continued on attached page

I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

January 6, 2017	Julie King	*/s/ Julie King*
Date	*Printed Name*	*Signature*

1. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (NEF):

- Brian L Davidoff bdavidoff@greenbergglusker.com, calendar@greenbergglusker.com; jking@greenbergglusker.com
- Nora Demirjian Nora.Demirjian@irscounsel.treas.gov
- Richard Girgado rgirgado@counsel.lacounty.gov
- Melanie Scott Green Melanie.green@usdoj.gov
- Matthew C. Heyn Matthew.Heyn@doj.ca.gov, mcheyn@outlook.com
- Jeffrey A Krieger jkrieger@ggfirm.com, calendar@greenbergglusker.com; jking@greenbergglusker.com
- Sandra W Lavigna lavignas@sec.gov
- Dare Law dare.law@usdoj.gov, ron.maroko@usdoj.gov
- Ron Maroko ron.maroko@usdoj.gov
- Gary C McCullough mail@mcculloughfirm.com, mail@mcculloughfirm.com
- Eric D Olson eolson@lhlaw.com, melissa.wells@lhlaw.com
- Claire E Shin cshin@greenbergglusker.com, jking@greenbergglusker.com;kwoodson@greenbergglusker.com;calendar@greenbergglusker.com
- United States Trustee (LA) ustpregion16.la.ecf@usdoj.gov
- Paul M Vuksich , paulvuksich@gmail.com
- Jason Wallach jwallach@ghplaw.com

2. SERVED BY UNITED STATES MAIL:

Internal Revenue Service (IRS)
PO Box 7346
Philadelphia, PA 19101-7346

Justin Blaine
The Mentor Group
200 N. Westlake Boulevard, Suite 204
Westlake Village, CA 91362

Precision Forging Dies
Attn: Chief Executive Officer
10710 Sessler Street
South Gate, CA 90280

Dane Medley
3022 N. Hollywood Way
Burbank, CA 91505

Office of The United States Trustee
915 Wilshire Blvd., Ste. 1850
Los Angeles, California 90017

20 LARGEST UNSECURED CREDITORS

Cook Alex Intellectual Property Law
200 W. Adams St., #2850
Chicago, IL 60606

Dan Asbille
3626 Hyacinth Drive
San Diego, CA 92106

Internal Revenue Service
6230 Van Nuys Blvd.
Van Nuys, CA 91401

~~Osgood 4D, Inc.~~
~~Attn: Chief Executive Officer~~
~~6748 S. Sayre Ave.~~
~~Chicago, IL 60638~~

Physicians Surgery Center at DePaul
12266 DePaul Drive No. 10
Bridgeton, MO 63044-0000

Internal Revenue Service
1973 Rulon White Blvd.
Ogden, UT 84201

State Board of Equalization
P.O. Box 942879
Sacramento, CA 94279-0055

Redchip Companies, Inc.
Attn: Chief Executive Officer
500 Winderley Place, #100
Maitland, FL 32751

Wayne Le Bleu & Associates
Attn: Chief Executive Officer
520 Evelyn Drive
Abbeville, LA 70510

~~Tower Engineering~~
~~Attn: Chief Executive Officer~~
~~9130 Glenoaks Blvd, Unit 200~~
~~Sun Valley, CA 91352~~

Los Angeles County Treasurer and Tax Collector
P.O. 54110
Los Angeles, CA 90054

Los Angeles City Attorney's Office
Office of Finance
200 N. Main St.
Los Angeles, CA 90012

Kaiser Foundation Health Plan
File 5915
Los Angeles, CA 90074

3. SERVED BY EMAIL:

Debtor Dean Janes, Imaging3, Inc	dean@imaging3.com
Debtor's Special Counsel Peter Stokes with Fulbright & Jaworski L.L.P.	pstokes@fulbright.com
Creditor John M. Vuksich	paulvuksich@gmail.com
Interested Party Kevin Osterberg	Kosterberg@hbblaw.com
U.S. Securities and Exchange Commission Katharine E. Zoladz	zoladzk@sec.gov
Collateral Agent for Junior Secured Creditors Jeffrey K. Lee	jeffl@topofficeproducts.net
Secured Creditor Gemini Strategies LLC, Inc.	Steve@geministrategies.com
Secured Creditor Jason Wallach, for Gemini Strategies LLC, Inc.	jwallach@ghplaw.com
Secured Creditor North Surgery Center, L.P.	mail@mcculloughfirm.com
20 Largest Unsecured Creditor Biologics Consulting Group, Inc	kboyle@bcg-usa.com
20 Largest Unsecured Creditor Epstein Becker & Green, P.C.	wmarcari@ebglaw.com
20 Largest Unsecured Creditor Richardson & Associates	markr@richardson-law.com
20 Largest Unsecured Creditor Los Angeles County Tax Collector	bankruptcy@ttc.lacounty.gov
North Surgery Center for Curtis H. Goetsch	mail@mcculloughfirm.com; curt.goetsch@gmail.com
California Board of Equalization Victoria C. Geary	Victoria.Geary@boe.ca.gov
The Mentor Group D. Justin Blaine	jblaine@thementorgrp.com
Interested Party Jules S. Zeman	jzeman@hbblaw.com
U.S.Securities and Exchange Commission Sandra W Lavigna	lavignas@sec.gov
United States Of America, IRS Nora Demirjian	Nora.Demirjian@irscounsel.treas.gov
United States Trustee (LA) Dare Law	dare.law@usdoj.gov
United States Trustee (LA) Yolanda Cannon	Yolanda.Cannon@usdoj.gov